UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Retains Gross Capital, Inc. to Manage Investor Relations Outreach Initiatives

Tulsa, OK – July 1, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: SNWR), a global provider of wireless communications services and data solutions, is pleased to announce it has retained Gross Capital, Inc. to manage the Company’s Investor Relations initiatives. Gross Capital, Inc. has over 25 years of experience representing publicly traded companies whose stocks may be undervalued due to lack of awareness in the investment community.

Naiel P. Kanno, President and CEO of Sanwire Corporation, stated, "As our company begins its first year as Sanwire, we will be actively keeping our investors and the investment community informed of our business plans and developments as they unfold. Our alliance with Gross Capital allows us to focus on our business at hand, while still ensuring our investors are kept up to date with company announcements, progress reports and new business opportunities."

Barry Gross, President of Gross Capital, Inc., said, “Sanwire has an exciting business model and a seasoned management team with the commitment and drive to deliver shareholder value. We are delighted with the opportunity to provide timely information needed to evaluate the Company and its potential in the marketplace. We will work diligently to increase market awareness of Sanwire’s progress and communicate those accomplishments and milestones to all levels of the investment community.”

To be placed on the Company’s master email list and receive future press releases, progress reports and developments, please send an email to IR@sanwire.net or contact Gross Capital, Inc. at (361) 949–4999.

About Gross Capital, Inc.

Gross Capital, Inc. is a premier investor relations consulting firm specializing in representing companies whose stocks may be undervalued due to a lack of retail, institutional, or analyst support. Gross Capital strives to achieve near and long-term appreciation in their clients' stock through an effective and carefully orchestrated marketing campaign. Gross Capital’s process fosters steady growth and name recognition for the companies they represent.  Gross Capital’s constituency is comprised of brokers, analysts, money managers, fund managers and institutions.  Additionally, Gross Capital develops creative custom marketing materials to increase awareness of its client companies.  For more information about Gross Capital, Inc., please visit www.grosscapital.com.

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit www.sanwire.net. Sanwire has two wholly owned subsidiaries in its current portfolio, iPTerra Technologies and Aero Networks. iPTerra is a designer, developer, manufacturer and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining and industrial industry (www.ipterra.net) . Aero Networks provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies (www.aeronetworks.net).

Contact:

Gross Capital, Inc.

Barry Gross

(361) 949-4999

IR@sanwire.net

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.